UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 6, 2011

SITEL Worldwide Corporation

(Exact name of registrant as specified in its charter)

Delaware	333-172952	16-1556476
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

3102 West End Avenue Two American Center, Suite 1000 Nashville, Tennessee 37203	37203
(Address of principal executive offices)	(Zip Code)

(615) 301-7100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c) and (e)

On October 6, 2011, the Board of Directors (the “Board”) of SITEL Worldwide Corporation (the “Company”) accepted the resignation of David Garner as Chief Executive Officer. Simultaneously, the Board appointed Dagoberto Quintana Chief Executive Officer. Mr. Garner continues in his role as non-executive Chairman of the Board. Mr. Quintana continues in his role as President.

In connection with his change in role, Mr. Garner’s existing employment agreement dated September 25, 2003 terminated and was replaced with a Non-Executive Chairman Agreement dated as of October 6, 2011. Mr. Garner’s new agreement has an initial term through December 31, 2012 and provides for an annual salary of $400,000. The agreement also entitles Mr. Garner to continue participation in all health and welfare benefit plans available to the Company’s senior executives. The agreement is terminable by us at any time. In the event that Mr. Garner’s agreement is terminated by us without cause (as defined in the agreement), Mr. Garner is entitled to severance pay, to be paid in one lump sum, in an amount equal to the amount of his salary otherwise payable over the remainder of the then applicable term of the agreement. In the event Mr. Garner’s agreement is terminated for any other reason, Mr. Garner is not entitled to any severance payments. For a period of two years after the termination of the agreement for any reason, Mr. Garner is subject to employee and customer non-solicitation covenants and for a period of one year after the termination of the agreement, Mr. Garner is also subject to a non-competition covenant. The terms of Mr. Garner’s existing restricted stock agreements remain unchanged.

Mr. Garner served as our Chief Executive Officer from September 2003 until his resignation. He was responsible for directing the Company’s strategic growth and expansion. Prior to joining the Company, Mr. Garner was President and Chief Executive Officer of SHPS, Inc., a provider of outsourced employee benefit administrative services, from 1998 to 2003. Prior to joining SHPS, Mr. Garner accumulated 14 years of key leadership experience at Sykes Enterprises, Inc.

Mr. Quintana has served as our Chief Operating Officer since August 2009 and was appointed President of the Company in February 2010. Mr. Quintana is responsible for our worldwide operations and has directed our Customer #1 strategy. Prior to joining the Company, Mr. Quintana led the International Services division for Dell, Inc. and was responsible for site start-ups and deployment of Dell’s contact center strategy in India, the Philippines and El Salvador. Prior to joining Dell, he held various executive management positions at Florida Power and Light, TYCO/ADT Security Services, Inc. and MCI Telecommunications.

No new compensatory arrangements were entered into with Mr. Quintana in connection with his appointment as Chief Executive Officer of the Company.

There are no family relationships between Mr. Garner or Mr. Quintana and any director or executive officer of the Company.

A copy of the Company’s press release concerning the foregoing is attached hereto as Exhibit 99.1 and incorporated herein by reference.

A copy of Mr. Garner’s Non-Executive Chairman Agreement is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Description
99.1	Press Release dated October 11, 2011

99.2	Garner Non-Executive Chairman Agreement

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SITEL Worldwide Corporation (Registrant)

By:	/s/ David Beckman
Name:	David Beckman
Title:	Global Chief Legal Officer & Secretary

Date: October 11, 2011

Exhibit Number	Exhibit Description
99.1	Press Release dated October 11, 2011.

99.2	Garner Non-Executive Chairman Agreement

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